UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 30, 2026
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2026, Steven Dassing resigned from his position as Vice President, Corporate Controller and Principal Accounting Officer of Quaker Chemical Corporation (“Quaker Houghton” or the “Company”) effective July 22, 2026. Mr. Dassing plans to pursue another career opportunity and his resignation is not the result of any dispute or disagreement with the Company. The Board of Directors of Quaker Houghton and management thank Mr. Dassing for his contributions to the Company and wish him well.
Upon the effectiveness of Mr. Dassing’s resignation, Mr. Coler, age 53, will serve as the Company’s Principal Accounting Officer, in addition to his current position as Executive Vice President, Chief Financial Officer. Mr. Coler’s biographical information is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 that was filed on February 23, 2026. No new compensatory arrangements will be entered into with Mr. Coler in connection with assuming the role of Principal Accounting Officer.
There are no arrangements or understandings between Mr. Coler and any other person pursuant to which he was selected as an officer, there are no family relationships between Mr. Coler and any director or executive officer of the Company and he has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: July 7, 2026	By:	/s/ ROBERT T. TRAUB
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
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